Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Post-Effective Amendment No. 5 to the Registration Statement of Plastec Technologies, Ltd. on Form F-1 of our report dated April 19, 2017 on the consolidated financial statements of Plastec Technologies, Ltd. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Centurion ZD CPA Limited
(formerly known as DCAW (CPA) Limited as successor to
Dominic K.F. Chan & Co.)
Certified Public Accountants
Hong Kong
May 30, 2017